Exhibit 3

CUSIP No. 635309206

AMENDED AND RESTATED

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 20, 2024

MUBASHIR MUKADAM

/s/ Mubashir Mukadam

BLANTYRE MULANJE II GP LIMITED

By:	/s/ Russell Burt
	Name:	Russell Burt
	Title:	Director

BLANTYRE FUND II (GP) LIMITED

By:	/s/ Russell Burt
	Name:	Russell Burt
	Title:	Director

BLANTYRE FUND III (GP) LIMITED

By:	/s/ Russell Burt
	Name:	Russell Burt
	Title:	Director

BLANTYRE CAPITAL LIMITED

By:	/s/ Mubashir Mukadam
	Name:	Mubashir Mukadam
	Title:	Director

BLANTYRE MULANJE II DAC

By:	Blantyre Capital Limited, as Investment Advisor

By:	/s/ Mubashir Mukadam
	Name:	Mubashir Mukadam
	Title:	Director

CUSIP No. 635309206

BSSF II IRELAND DAC

By:	Blantyre Capital Limited, as Investment Advisor

By:	/s/ Mubashir Mukadam
	Name:	Mubashir Mukadam
	Title:	Director

BSSF III DAC

By:	Blantyre Capital Limited, as Investment Advisor

By:	/s/ Mubashir Mukadam
	Name:	Mubashir Mukadam
	Title:	Director

BLANTYRE MULANJE III GP LIMITED

By:	/s/ Russell Burt
	Name:	Russell Burt
	Title:	Director

BLANTYRE CAPITAL ICAV

By:	Blantyre Capital Limited, as Investment Advisor

By:	/s/ Mubashir Mukadam
	Name:	Mubashir Mukadam
	Title:	Director